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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                       Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAPTEC NET LEASE REALTY, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)


            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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                                                               [CAPTEC GRAPHIC]
November 6, 2001

Dear Fellow Captec Stockholder:

We are less than two weeks away from the November 19th Special Meeting of Stockholders to vote on the merger of Captec and Commercial Net Lease Realty, Inc. (CNLR). We are more excited than ever about the creation of a combined CNLR-Captec.

For Captec's stockholders, the merger with CNLR will provide immediate cash consideration and the opportunity to participate in the upside potential of a continued investment in a combined CNLR-Captec. We believe this transaction is in the best interests of Captec and all of its stockholders. But don't just take our word for it. Read what the experts are saying about Captec and CNLR...



              INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS THAT
                 CAPTEC STOCKHOLDERS VOTE FOR THE CNLR MERGER

On November 2, 2001, Institutional Shareholder Services (ISS) recommended that Captec stockholders vote in favor of Captec's proposed merger with CNLR. ISS is widely recognized as the nation's leading independent proxy advisory firm. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In reaching its recommendation, ISS held separate meetings with both Captec management and Phillip Goldstein, a dissident stockholder who opposes the merger. In its report, ISS summarized its findings as follows:

    "... ISS believes that the [Captec] board took the necessary steps in conducting a thorough and fair process to sell Captec, including its non-real estate assets. Furthermore, the CNLR merger appears to be a sound transaction for shareholders and maximizes shareholder value. The merger warrants shareholder support."*

ISS supported Captec's conclusion that the merger with CNLR, together with the asset purchase agreement, are in the best interests of Captec and all of its stockholders. ISS further stated that, "no alternative has emerged that is equal in value to the merger." In addition, after considering Mr. Goldstein's recommendation for pursuing a liquidating trust, ISS dismissed the idea and noted that, "it may take several years before shareholders realize any potential value from those assets... As an alternative, the merger offers shareholders immediate cash value on those assets."




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                                    - 2 -


We are extremely pleased that ISS has recommended that Captec stockholders vote FOR the merger with CNLR. The positive recommendation by this well-respected advisory firm provides further support for this value enhancing transaction. We look forward to completing this merger and enabling all stockholders to realize the benefits inherent in this combination.

We cannot create the combined CNLR-Captec without your vote. Please vote today FOR the merger of Captec and CNLR on the WHITE proxy card. Remember, failure to vote has the same effect as voting against the merger. We urge you NOT to return Mr. Goldsteins's green proxy card. If you have already returned a Goldstein proxy, you can still change your vote by signing, dating and returning a WHITE proxy card now. Only the latest-dated proxy will count. For more information about how to vote, please call Captec's proxy solicitor:


                ---------------------------------------------

                     GRORGESON SHAREHOLDER COMMUNICATIONS

                                  TOLL FREE
                                1-800-223-2064

                               OUTSIDE THE U.S.
                                1-212-440-9800

                ---------------------------------------------






On behalf of Captec's Board of Directors,

/s/ Edward G. Ptaszek

Edward G. Ptaszek
Secretary
Captec Net Lease Realty, Inc.



*Permission to use quotation was neither sought nor obtained.